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                                                                     EXHIBIT 5.2

                            W. S. WALKER & COMPANY
                               ATTORNEYS-AT-LAW

                         P.O. Box 265GT, Walker House,
                         Grand Cayman, Cayman Islands
                Tel:  (345) 949-0100       Fax:  (345) 949-7886
                            Email:  walker@candw.ky


TRANSOCEAN OFFSHORE INC.
(A CAYMAN ISLANDS EXEMPTED COMPANY)
4 GREENWAY PLAZA
HOUSTON, TEXAS 77046
UNITED STATES OF AMERICA

                                                                    23 June 1999

Gentlemen,

VALIDITY OF ISSUE OF ORDINARY SHARES AND PREFERENCE SHARES OF TRANSOCEAN OFFSHORE INC., A CAYMAN ISLANDS EXEMPTED COMPANY.

As set forth in Post-Effective Amendment No.1 (the "Amendment") to Registration Statement on Form S-3 (Registration No. 333-59001) to be filed with the Securities and Exchange Commission (the "Commission") on June 23, 1999 (the "Registration Statement") by Transocean Offshore Inc., a Cayman Islands exempted company (the "Company"), under the Securities Act of 1993, as amended (the "Act"), relating to (i) unsecured debt securities (the "Debt Securities"), in one or more series, which may be convertible into or exchangeable for the Company's ordinary shares, nominal or par value $0.01 per share (the "Ordinary Shares"), the Company's preference shares, nominal or par value $0.10 per share (the "Preference Shares"), or other Debt Securities; (ii) Preference Shares, in one or more series, which may be convertible into or exchangeable for Ordinary Shares, Debt Securities or other Preference Shares; (iii) warrants to purchase Debt Securities, Preference Shares, Ordinary Shares or other securities (the "Warrants"); and (iv) Ordinary Shares to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $450,000,000, certain legal matters in connection with such Ordinary Shares and Preference Shares (collectively, the "Securities") are being passed upon by us.

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.
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We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

(1) The Company is a corporation duly organized and validly existing in good standing under the laws of the Cayman Islands.

(2) With respect to Ordinary Shares, when (i) the Board of Directors of the Company or, to the extent permitted by the laws of the Cayman Islands, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Ordinary Shares and related matters; and (ii) certificates representing the Ordinary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive warrant, purchase, underwriting or similar agreement approved by the Board
     (a) upon payment of the consideration therefor (not less than the nominal or par value of the Ordinary Shares) provided for therein, or (b) in the case of Ordinary Shares issuable upon conversion or exchange of Debt Securities or Preference Shares which, by their respective terms, are convertible into or exchangeable for Ordinary Shares, or upon exercise of Warrants to purchase Ordinary Shares, in each case as contemplated by the applicable definitive warrant, purchase, underwriting or similar agreement, upon payment of any additional consideration that is payable upon such conversion, exchange or exercise, the Ordinary Shares will be duly authorized, validly issued, fully paid and non-assessable.

(3) With respect to Preference Shares, when (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Preference Shares and related matters; (ii) a series of Preference Shares has been duly authorized and established in accordance with the Company's Charter Documents and applicable law; and (iii) certificates representing the Preference Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive warrant, purchase, underwriting or similar agreement approved by the Board (a) upon payment of the consideration therefor (not less than the nominal or par value of the Preference Shares) provided for therein, or (b) in the case of Preference Shares issuable upon conversion or exchange of Debt Securities or Preference Shares which, by their respective terms, are convertible into or exchangeable for Ordinary Shares, or upon exercise of Warrants to purchase Preference Shares, in each case as contemplated by the applicable definitive warrant, purchase, underwriting or similar agreement, upon payment of any additional consideration that is payable upon such conversion, exchange or exercise, the Preference Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit
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and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Amendment. We also consent to the reference to us under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Yours faithfully,

                                /s/ W. S. Walker & Company
                                W. S. WALKER & COMPANY
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                                  SCHEDULE 1

                          LIST OF DOCUMENTS EXAMINED


1. The Memorandum and Articles of Association of the Company in the form they became effective upon registration of the Company by way of continuation in the Cayman Islands.

2.   The Amendment.

3. Such other documents as we have considered necessary for the purposes of rendering this opinion.
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                                  SCHEDULE 2

                                  ASSUMPTIONS

The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

1. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

2. The Minute Book of the Company supplied to us on June 17, 1999 by the Company contain a complete record of the business transacted by it.

3. The corporate records of the Company supplied to us on June 17, 1999 by the Company constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.

4. The Amendment and any further amendments to the Registration Statement (including post-effective amendments) will have become effective.

5. A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby.

6. All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement.

7. A definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

8. With respect to Ordinary Shares or Preference Shares offered, there will be sufficient Ordinary Shares or Preference Shares authorized for issuance by the Board of Directors of the Company under the Company's Charter Documents.